SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2014

HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 Fairmont Avenue, Suite 200, Towson, Maryland	21286
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 823-4510

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of Annual Incentive Plan.  On September 18, 2014, Hamilton Bank (the “Bank”), the wholly-owned subsidiary of Hamilton Bancorp, Inc. (the “Company”) adopted the Hamilton Bank FY 2015 Annual Incentive Plan (the “Plan”), effective for the 2014 fiscal year, to motivate and reward senior management for their contributions to the performance and success of the Bank.  The Plan focuses on the financial measures that are critical to the Bank’s growth and profitability.

Participants in the Plan will be proposed by the Chief Executive Officer and approved by the Compensation Committee.  Members of senior management are eligible to participate in the Plan.  Each participant will have a target award (expressed as a percentage of eligible earnings) and range that defines the participant’s incentive opportunity.  Actual awards will be allocated based on specific performance goals defined for each participant and ranging from 0% to 150% of target incentive.  To activate the annual incentive plan, 80% of budgeted net income must be met.  The Plan will reward Bank performance through four key performance measures, i.e., net income, net loan growth, efficiency ratio and net charge-offs over average loans.  The Bank’s target performance will be defined by management and approved by the Board of Directors each year.  Goals will be defined at three levels (threshold, target and stretch) to correspond with the Bank’s strategic objectives and budgetary plans.

Awards will be paid within 75 days following the Plan year end, which is March 31 of each year and after the Bank’s audited performance results are confirmed.  In the event of the participant’s termination of employment during the Plan year, no award will be paid.  However, if the participant’s termination is due to disability, death or retirement (as determined in accordance with the Bank’s policies), the participant, or the participant’s estate, will be paid a pro-rated award.  All awards made under the Plan are subject to a clawback in the event the Bank is required to restate its financial statements.

The foregoing description of the material terms of the Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report:

Exhibit No.	Description

10.1	Hamilton Bank FY 2015 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: September 19, 2014	By:	/s/ Robert A. DeAlmeida
Robert A. DeAlmeida
President and Chief Executive Officer